UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

OSL HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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(2)	Aggregate number of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OSL HOLDINGS INC.

1669 Edgewood Road, Suite 214

Yardley, Pennsylvania 19067

(845) 363-6776

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On December 17, 2014, the board of directors of OSL Holdings, Inc. (the “Company”) and stockholders holding a majority of our voting power took action by written consent to approve the following actions:

1.	Approve an amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 450,000,000 shares to 650,000,000 shares, of which 649,000,000 shares will be common stock and 1,000,000 shares will be preferred stock (the “Authorized Share Increase Amendment”),

2.	Approve an amendment to our Articles to effect a reverse stock split of our common stock, at the discretion of our board, at a ratio ranging from 1-for-50 to 1-for-125, the final ratio to be determined at the discretion of our board; provided, however, that the reverse stock split must be effective, if at all, on or before April 30, 2015 (the “Reverse Stock Split Amendment”), and

3.	Approve an amendment to our Articles to decrease, subject to implementation of the Reverse Stock Split Amendment, the total number of authorized shares of common stock from 649,000,000 shares to an amount between 399,000,000 and 574,000,000 shares, the final amount to be determined at the discretion of our board (the “Authorized Share Decrease Amendment” and collectively with the Authorized Share Increase Amendment and the Reverse Stock Split Amendment, the “Amendments”); provided, however, that such decrease must be effected, if at all, immediately following effectiveness of the Reverse Stock Split Amendment and no later than April 30, 2015.

Stockholders of record at the close of business on December 16, 2014 are entitled to notice of these stockholder actions by written consent. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendments will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We anticipate that the Authorized Share Increase Amendment will become effective on or about February 5, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada. The Reverse Stock Split Amendment and the Authorized Share Decrease Amendment will be effected at the discretion of our board, but in no event may they be effected after April 30, 2015.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Robert H. Rothenberg
Robert H. Rothenberg
Chief Executive Officer

Yardley, Pennsylvania
January 15, 2015

OSL HOLDINGS INC.

1669 Edgewood Road, Suite 214

Yardley, Pennsylvania 19067

(845) 363-6776

January 15, 2015

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about January 15, 2015 to the stockholders of record, as of December 16, 2014 (the “Record Date”), of OSL Holdings Inc., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” “OSL Holdings” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Our board of directors and stockholders holding a majority of our voting power took action by written consent to approve the following actions:

1.	Approve an amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 450,000,000 shares to 650,000,000 shares, of which 649,000,000 shares will be common stock and 1,000,000 shares will be preferred stock (the “Authorized Share Increase Amendment”),

2.	Approve an amendment to our Articles to effect a reverse stock split of our common stock, at the discretion of our board, at a ratio ranging from 1-for-50 to 1-for-125, the final ratio to be determined at the discretion of our board; provided, however, that the reverse stock split must be effective, if at all, on or before April 30, 2015 (the “Reverse Stock Split Amendment”), and

3.	Approve an amendment to our Articles to decrease, subject to implementation of the Reverse Stock Split Amendment, the total number of authorized shares of common stock from 649,000,000 shares to an amount between 399,000,000 and 574,000,000 shares, the final amount to be determined at the discretion of our board (the “Authorized Share Decrease Amendment” and collectively with the Authorized Share Increase Amendment and the Reverse Stock Split Amendment, the “Amendments”); provided, however, that such decrease must be effected, if at all, immediately following effectiveness of the Reverse Stock Split Amendment and no later than April 30, 2015.

On December 17, 2014, our board of directors unanimously approved the Amendments. Subsequent to our board of directors’ approval of the Amendments, the holders of a majority of the voting power of our voting stock approved, by written consent, the Amendments on December 17, 2014. The consenting shareholders and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 52.5% of the outstanding voting stock, are as follows: Robert Rothenberg (19.0%), Eli Feder (16.8%) and Steve Gormley (16.7%), respectively. We expect that the Authorized Share Increase Amendment will become effective on or about February 5, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada. The Reverse Stock Split Amendment and the Authorized Share Decrease Amendment will be effected at the discretion of our board, but in no event may they be effected after April 30, 2015.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendments will not be effected until at least 20 calendar days after the mailing of this Information Statement to OSL Holdings stockholders.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on December 16, 2014, the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 450,000,000 shares of common stock with a par value of $0.001 per share. As of the Record Date, there were 375,669,474 shares of common stock issued and outstanding, held by 128 holders of record. Holders of our common stock are entitled to one vote per share.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

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STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by OSL Holdings.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

MATTER NO. 1: AMENDMENT OF OUR ARTICLES TO INCREASE OUR AUTHORIZED CAPITAL STOCK FROM 450,000,000 SHARES TO 650,000,000 SHARES, OF WHICH 649,000,000 SHARES WILL BE COMMON STOCK AND 1,000,000 SHARES WILL BE PREFERRED STOCK

On December 17, 2014, our board of directors approved, subject to stockholder approval, the Authorized Share Increase Amendment, which will have the effect of increasing our authorized capital stock from 450,000,000 to 650,000,000 shares, of which 649,000,000 shares will be common stock, par value $0.001 per share, and 1,000,000 shares will be preferred stock, $0.001 par value per share, with such designations, rights and preferences as our board of directors may determine from time to time. On December 17, 2014, stockholders holding a majority of our voting power approved the Authorized Share Increase Amendment. Set forth below is the text of the Authorized Share Increase Amendment, marked to show the proposed amendments to our current Articles, with additions underlined and deletions in strikethrough:

ARTICLE FOUR. [CAPITAL STOCK]. The corporation shall have the authority to issue an aggregate of ~~FOUR HUNDRED FIFTY MILLION (450,000,000) Common Capital Shares, $0.01 par value per share for a total capitalization of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000).~~650,000,000 shares, consisting of (i) 649,000,000 shares of common stock, par value $0.001 (“Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof if any, may differ from those of any and all other series at any time outstanding.

We currently have authorized capital stock of 450,000,000 shares of common stock, with 375,669,474 shares of common stock outstanding as of the Record Date. Upon effectiveness of the Authorized Share Increase Amendment, our authorized capital stock will consist of 650,000,000 shares, of which 649,000,000 shares will be common stock and 1,000,000 shares will be preferred stock, with such designations, rights and preferences as our board of directors may determine from time to time. Upon effectiveness of the Authorized Share Increase Amendment, no shares of preferred stock will be issued and outstanding.

Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. As a result of the increase in authorized shares, of which 1,000,000 shares will be preferred stock, a class of authorized preferred stock will be created. The shares of preferred stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. The additional capital stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts. Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the preferred shares to acquire another company or its assets, or for any other corporate purpose stated.

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Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common or preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common or preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock and/or to designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common or preferred stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Authorized Share Increase Amendment was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

While the creation of preferred stock may have anti-takeover ramifications, our board of directors believes that the financial flexibility offered by the Authorized Share Increase Amendment outweighs any disadvantages. To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Authorized Share Increase Amendment, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Our board believes that it is advisable and in the best interests of our Company to have available authorized but undesignated shares of preferred stock in an amount adequate to provide for our future needs. The designation of one or more classes or series of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of preferred stock in connection with any financing.

Procedure for Effecting the Authorized Share Increase Amendment

The authorized share increase will become effective upon the filing of the Authorized Share Increase Amendment with the Secretary of State of Nevada. We expect that the Authorized Share Increase Amendment will become effective on or about February 5, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to OSL Holdings stockholders. Also, our common stock is currently quoted on the OTCQB Tier of the OTC Markets Group, and the Authorized Share Increase will require approval by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for it to be recognized for trading purposes. We expect to receive FINRA’s approval prior to the effective date of the Authorized Share Increase.

MATTER NO. 2: AMENDMENT OF OUR ARTICLES TO EFFECT A REVERSE STOCK SPLIT

OF OUR COMMON STOCK, AT THE DISCRETION OF OUR BOARD, AT A RATIO RANGING FROM

1-FOR-50 TO 1-FOR-125

General

On December 17, 2014, our board of directors approved, subject to stockholder approval, the Reverse Stock Split Amendment, which, if adopted, would authorize our board to effect a reverse stock split at a ratio ranging from 1-for-50 to 1-for-125 of all the issued and outstanding shares of our common stock, the final ratio to be determined at the discretion of our board of directors, to be implemented, if at all, on or before April 30, 2015. On December 17, 2014, stockholders holding a majority of our voting power approved the Reverse Stock Split Amendment. Our board believes that providing the flexibility for our board to choose an exact split ratio based on then-current market conditions, and to effect the reverse stock split at any time on or before April 30, 2015, will better enable us to act in the best interests of the Company and its stockholders.

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The Reverse Stock Split Amendment gives our board the authority, in its sole discretion and without any further action on the part of the stockholders, to effect the reverse stock split, at any time it believes it to be the most beneficial to the Company and its stockholders. The Reverse Stock Split Amendment gives the Board the authority to implement one, but not more than one, reverse stock split. A reverse stock split would be effected by the filing the Reverse Stock Split Amendment (attached hereto as Exhibit A) with the Secretary of State of Nevada. The board of directors retains the authority not to effect the Reverse Stock Split Amendment, even though it has been approved by our board and a majority of our stockholders. Therefore, the board may, at its discretion, file the Reverse Stock Split Amendment or abandon it and effect no reverse stock split if it determines that such action is not in the best interests of the Company and its stockholders. If the Reverse Stock Split Amendment is not filed with the Secretary of State of Nevada on or before April 30, 2015, the Reverse Stock Split Amendment will be deemed abandoned, without any further effect.

Our board’s decision as to whether and when to effect the reverse stock split will be based, in part, on prevailing market conditions, and existing and expected trading prices for our common stock.

Reasons for the Reverse Stock Split

Our board of directors believes that the current low per share market price of our common stock has had a negative effect on the marketability of our existing shares. Our board believes that by increasing the per share market price of our common stock as a result of the reverse stock split, we may encourage greater interest in our common stock and enhance the marketability of our common stock to the financial community and investing public, as well as promote greater liquidity for our stockholders.

The board of directors could determine that effecting the reverse stock split would be in the best interests of our Company and our stockholders for the following reasons:

●	It could heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing, or be able to invest, in the Company by increasing the trading price of our common stock and decreasing the number of outstanding shares of our common stock.

●	It could help to attract institutional investors who have internal policies that either prohibit them from purchasing stocks below a certain minimum price or tend to discourage individual brokers from recommending such stocks to their customers.

●	It may also encourage investors who had previously been dissuaded from purchasing our Company’s common stock because commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks.

●	It may enhance our ability to obtain an initial listing on the New York Stock Exchange, the NASDAQ Stock Market or another national stock exchange which require a higher stock price to qualify for a listing on their exchange. We cannot assure you that we will be successful in generating greater interest among investors and institutions or that our common stock will ever qualify for a listing on the New York Stock Exchange, the NASDAQ Stock Market or another national stock exchange. Stockholders should also note that there is no assurance that the prices for shares of our common stock after the Reverse Stock Split will increase proportionally to the exchange ratio of the Reverse Stock Split (or at all). Other factors such as our financial results, market conditions and the market’s perception of our business and management may adversely affect the market price of our common stock. We cannot guarantee to stockholders that the price of our shares of our common stock will reach or sustain any price level in the future, and it is possible the Reverse Stock Split will have no lasting impact on our common stock share price. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. Consequently, there can be no assurance that the Reverse Stock Split will achieve its desired results.

Possible Effects of a Reverse Stock Split

Below are a number of possible effects of the reverse stock split, among others, that our board of directors has considered in adopting the resolution approving the Reverse Stock Split Amendment. There may be other effects of the reverse stock split in addition to those described below.

If the reverse stock split is effected, immediately after the reverse stock split is implemented, our stockholders will own fewer shares than they currently own. Any outstanding options, warrants or convertible promissory notes would also be adjusted by the same split ratio. By reducing the number of shares of common stock outstanding without a corresponding reduction in the number of shares of common stock authorized but unissued, the reverse stock split will have the effect of increasing the number of authorized but unissued shares of common stock. Such shares would be available for issuance without any further stockholder action. Accordingly, the board and a majority of our stockholders have also approved the Authorized Share Decrease Amendment to reduce the number of authorized but unissued shares of common stock. See “Matter No. 3: Amendment of Our Articles to Decrease the Authorized Number of Shares of Common Stock Available for Issuance.” While the Company does not currently have any definitive plans to issue any of the authorized but unissued shares of common stock that would become available for issuance if the Reverse Stock Split Amendment is implemented by the board, the board is currently evaluating financing alternatives. In addition, to exploring financing alternatives, the board believes it is prudent to have a number of shares available to be issued to take advantage of potential future transactions on terms favorable to us. These potential transactions may include, but are not limited to, expanding our business, acquiring other businesses and/or establishing strategic relationships with other companies.

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Although the board expects that the reduction in outstanding shares of common stock will result in an increase in the per share price of our common stock, there is no assurance that such a result will occur. Similarly, there is no assurance that if the per share price of our common stock increases as a result of the reverse stock split, such increase in the per share price will be permanent, which will be dependent on several factors, including:

●	Should the per share price of our common stock decline after implementation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse stock split.

●	The anticipated resulting increase in the per share price of our common stock due to the reverse stock split is expected to encourage interest in our common stock and possibly promote greater liquidity for our stockholders. However, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

●	The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. It is often the case that the reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline.

●	The number of shares held by each individual stockholder will be reduced if the reverse stock split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Procedures for Effecting the Reverse Stock Split and Filing the Reverse Stock Split Amendment

If the board determines that it is in the Company’s and the stockholders’ best interests to effect a reverse stock split, our board will then determine the ratio of the reverse stock split to be implemented. Any such split will, automatically and without any further action on the part of our stockholders, become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Nevada. The actual timing of any such filing will be made by the board at such time as the board believes to be most advantageous to the Company and its stockholders; provided that the filing must take place, if at all, no later than April 30, 2015. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to OSL Holdings stockholders. Also, our common stock is currently quoted on the OTCQB Tier of the OTC Markets Group, and the Reverse Stock Split will require approval by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for it to be recognized for trading purposes. We expect to receive FINRA’s approval prior to the effective date of the Authorized Share Increase.

Fractional Shares

No scrip or fractional shares will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to receive a fractional share of our common stock. In lieu of issuing fractional shares, we will round up to one whole share of our common stock in the event a stockholder would be entitled to receive a fractional share of our common stock.

Effective Time and Implementation of the Reverse Stock Split

The effective time (the “Effective Time”) for the reverse stock split will be the date on which the Company files the Reverse Stock Split Amendment with the office of the Secretary of State of Nevada or such later date and time as specified in the Reverse Stock Split Amendment as filed, provided that the Effective Time must be on or before April 30, 2015.

Effect of Reverse Stock Split on Options

The number of shares subject to outstanding options to purchase shares of our common stock also would automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assuming that an optionee holds options to purchase 1,000 shares at an exercise price of $1.00 per share, on the effectiveness of a 1-for-50 reverse stock split, the number of shares subject to that option would be reduced to 20 shares and the exercise price would be proportionately increased to $50.00 per share.

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Effect of Reverse Stock Split on Warrants

The agreements governing the outstanding warrants to purchase shares of our common stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, in the event of a reverse stock split. For example, assuming that a warrant holder holds a warrant to purchase 10,000 shares of our common stock at an exercise price of $0.50 per share, on the effectiveness of a 1-for-50 reverse stock split, the number of shares subject to that warrant would be reduced to 200 shares and the exercise price would be proportionately increased to $25.00 per share.

Effect of Reverse Stock Split on Convertible Promissory Notes

The agreements governing the outstanding convertible promissory notes generally include provisions requiring adjustments to the number of shares issuable upon conversion, and the conversion price for such shares, in the event of a reverse stock split. For example, assuming that a note holder holds a promissory note convertible into 10,000 shares of our common stock at a conversion price of $0.50 per share, on the effectiveness of a 1-for-50 reverse stock split, the number of shares subject to that convertible promissory note would generally be reduced to 200 shares and the conversion price would be proportionately increased to $25.00 per share. However, our convertible promissory notes are subject to specifically negotiated agreements and accordingly, the terms of the applicable specific agreement would govern any adjustments due to a reverse stock split.

Effect on Voting Rights of, and Dividends on, our Common Stock

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split. The percentage of outstanding shares owned by each stockholder prior to the Reverse Stock Split will remain the same, except for adjustment as a consequence of rounding up of any fractional shares created by the Reverse Stock Split. See “Fractional Shares” above.

We do not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to our stockholders, other than in respect of the additional shares issued to all of our stockholders in the Reverse Stock Split as a consequence of rounding up of any fractional shares created by the Reverse Stock Split.

Beneficial Holders of Common Stock

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than those applicable to registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders who hold shares of common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Exchange of Pre-Reverse Stock Split Shares with Post-Reverse Stock Split Shares

Subject to the treatment for fractional shares described below, and each certificate which, immediately prior to the Effective Time will automatically be deemed, for all corporate purposes, to evidence ownership of the new number of shares which reflect the reverse stock split ratio. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO. A new CUSIP number will also be assigned to our common stock following the Reverse Stock Split.

Accounting Matters

The reverse stock split will not affect the par value of a share of our common stock. Our capital account would remain unchanged. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Potential Anti-Takeover Effect; Possible Dilution

The increase in the number of unissued authorized shares available to be issued could, under certain circumstances, have an anti-takeover effect. For example, shares could be issued that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company. The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our stockholders.

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The holders of our common stock do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right to purchase any additional shares from time to time we issue. Accordingly, if our board of directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current stockholders.

U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important U.S. federal income tax considerations of the reverse stock split. Such summary addresses only individual U.S. stockholders who hold our common stock as capital assets. Moreover, such summary does not purport to be complete and does not address stockholders subject to special rules, such as dealers in securities or currencies; financial institutions; regulated investment companies; real estate investment trusts; insurance companies; tax-exempt organizations; persons holding our common stock as part of a straddle, hedge or conversion transaction; traders in securities that have elected the mark-to-market method of accounting with respect to our common stock; partnerships or other pass-through entities for U.S. federal income tax purposes; persons whose “functional currency” is not the U.S. dollar; foreign stockholders; U.S. expatriates; or stockholders who acquired their pre-reverse stock split common stock pursuant to the exercise of employee stock options or otherwise as compensation. Further, it does not address any state, local, estate or foreign income or other tax consequences. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the U.S. federal income tax consequences to stockholders as a result of the reverse stock split. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed reverse stock split on them under applicable U.S. federal, state, estate, local and foreign tax laws.

The proposed reverse stock split is intended to be treated as a “reorganization” within the meaning of Section 368 of the Code. Assuming that the reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse stock split common stock received will be equal to the aggregate tax basis of the pre-reverse stock split common stock exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse stock split common stock received will include the holding period of the pre-reverse stock split common stock exchanged. No gain or loss will be recognized by us as a result of the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

Our board of directors may, in their sole discretion, at any time on or before April 30, 2015, determine the ratio for the split based on the parameters in this Matter No. 2, and authorize the filing of the Reverse Stock Split Amendment with the Secretary of State of Nevada. Our Board of Directors may, in its sole discretion, determine not to implement the reverse stock split.

MATTER NO. 3: AMENDMENT OF OUR ARTICLES TO DECREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE

General

On December 17, 2014, our Board and stockholders holding a majority of our voting power approved an amendment to our Articles, subject to implementation of the Reverse Stock Split Amendment, to decrease the authorized number of shares of common stock from 649,000,000 to an amount between 399,000,000 and 574,000,000 shares, the final amount to be determined at the discretion of our board. The Authorized Share Decrease Amendment must be effected, if at all, immediately following effectiveness of the Reverse Stock Split Amendment. See “Matter No. 2: Amendment of Our Articles to Effect a Reverse Stock Split of Our Common Stock, at the Discretion of Our Board, at a Ratio Ranging from 1-for-50 to 1-for-125.” In no event may the Authorized Share Decrease Amendment be effected after April 30, 2015.

Set forth below is the text of the Authorized Share Decrease Amendment, marked to show the proposed amendments to our Articles, as the same will have been amended pursuant to the Authorized Share Increase Amendment, with additions underlined and deletions in strikethrough:

ARTICLE FOUR. [CAPITAL STOCK]. The corporation shall have the authority to issue an aggregate of ~~650,000,000~~ [insert amount ranging from 400,000,000 to 575,000,000]shares, consisting of (i) ~~649,000,000~~[insert amount ranging from 399,000,000 to 574,000,000] shares of common stock, par value $0.001 (“Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof if any, may differ from those of any and all other series at any time outstanding.

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Purpose of the Amendment

We are currently authorized to issue 450,000,000 shares of capital stock, all of which are shares of common stock. If the Share Increase Amendment is implemented, we will be authorized to issue 650,000,000 shares of capital stock, 649,000,000 of which will be common stock and 1,000,000 of which will be preferred stock. Although the proposed Reverse Stock Split Amendment will not affect the rights of stockholders or any stockholders’ proportionate equity interest in the Company, the number of authorized shares of common stock will not be reduced proportionately to the ratio in the Reverse Stock Split Amendment. Accordingly, if the board of directors implements the Reverse Stock Split Amendment, there will be a significant number of authorized by unissued shares of our common stock available as compared to the number of shares of common stock then issued and outstanding. For example, if a 1-for-50 reverse stock split is implemented, we would have approximately 7,513,389 shares of common stock issued and outstanding (based on the number of shares issued and outstanding on December 16, 2014), with 450,000,00 shares of common stock available for issuance. Because the board is mindful of the potential dilutive effect on existing stockholders, and because the approved range of reverse stock split ratios may result in more shares becoming available than the board believes are necessary for reasonably foreseeable future needs, the board of directors has also approved, on December 17, 2014, an amendment to our Articles to decrease, subject to implementation of the Reverse Stock Split Amendment, the authorized number of shares of our common stock from 649,000,000 to an amount between 399,000,000 and 574,000,000 shares, the final amount to be determined at the discretion of our board; provided, however, that such decrease must be effected, if at all, immediately following effectiveness of the Reverse Stock Split Amendment and on or before April 30, 2015. Stockholders holding a majority of our voting power also approved the Authorized Share Decrease Amendment on December 17, 2014. Our board of directors believes this range of authorized shares of common stock will provide us sufficient shares of authorized capital available to be issued for any proper corporate purpose without further stockholder action. See “Matter No. 2: Amendment of Our Articles to Effect a Reverse Stock Split of Our Common Stock, at the Discretion of Our Board, at a Ratio Ranging from 1-for-50 to 1-for-125” for a discussion of the board’s current plans with respect to our available authorized shares.

The board does not propose to make any adjustments to the number of authorized shares of preferred stock. As of the date of this information statement, no shares of preferred stock are issued and outstanding.

Potential Adverse Effects of Amendment

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. The Authorized Share Decrease Amendment was not approved by the board with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the board from taking any appropriate actions not inconsistent with its fiduciary duties.

Procedure for Effecting the Authorized Share Decrease

If the board decides to implement the Reverse Stock Split Amendment, and the board determines that it is in our company’s and its stockholders’ best interests to effect a decrease in our authorized common stock, we will file with the Secretary of State of Nevada a certificate of amendment to our Articles immediately following implementation of the Reverse Stock Split Amendment and no later than April 30, 2015. The Authorized Share Decrease Amendment will become effective at the time and on the date of the filing of, or at such later time as is specified in, the certificate of amendment. The Authorized Share Decrease Amendment must be effected, if at all, immediately following effectiveness of the Reverse Stock Split Amendment and no later than April 30, 2015. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to OSL Holdings stockholders. Also, our common stock is currently quoted on the OTCQB Tier of the OTC Markets Group, and the Authorized Share Decrease will require approval by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for it to be recognized for trading purposes. We expect to receive FINRA’s approval prior to the effective date of the Authorized Share Increase.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 16, 2014 by the following persons:

●	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,

●	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

●	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from December 16, 2014, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from December 16, 2014.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Eli Feder	61,071,430	16.8%
Robert H. Rothenberg, Jr.	69,057,521	19.0%
Steve Gormley	60,550,000	16.7%

All directors and executive officers as a group (3 persons)	190,678,951	52.5%

5% Shareholders
Armk, LLC (3)	21,621,575	6.0%

(1)	The address for each officer and director is 1669 Edgewood Road, Suite 214, Yardley, PA 19067 unless otherwise noted.

(2)	Calculated on the basis of 363,325,650 shares outstanding on December 16, 2014.

(3)	The address for ARMK, LLC is 258 Washington Avenue, Tappan, NY 10983. Andrea Kotch has voting and dispositive control over securities held by ARMK, LLC.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

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ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.oslholdings.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 1669 Edgewood Road, Suite 214, Yardley, Pennsylvania 19067 or by telephoning us at (845) 363-6776.

Our principal executive office is located at 1669 Edgewood Road, Suite 214, Yardley, Pennsylvania 19067. Our corporate website is www.oslholdings.com and our phone number is (845) 363-6776.

January 15, 2015	By Order of the Board of Directors,

OSL Holdings, Inc.

/s/ Robert Rothenberg
Robert Rothenberg
Chief Executive Officer

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EXHIBIT A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

OSL Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

On the date of effective date of this Certificate of Amendment, the Corporation will effect a reverse stock split (the “Reverse Stock Split”) of its outstanding common stock pursuant to which every _____________ issued and outstanding share of the Corporation’s common stock, par value $0.001 per share (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby. No cash will be paid or distributed as a result of aforementioned Reverse Stock Split of the Corporation’s Common Stock, and no fractional shares will be issued.  All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to a whole share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date:	Time
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

1. Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After

Revised: 11-27-13

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